EXHIBIT 4.3(D)

                        PERSONAL RESPONSIBILITY AGREEMENT




         THIS PERSONAL RESPONSIBILITY AGREEMENT ("Agreement"), dated January 7, 1997, is made and entered into by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD"), Bay Area Fertility And Gynecology Medical Group, Inc., a California professional corporation ("P.C."), whose principal place of business is 5601 Norris Canyon Road, Suite 300, San Ramon, California 94583, and Donald I. Galen , M.D., whose mailing address is 5491 Blackhawk Drive, Danville, California 94506 ("Galen ").

         This Agreement is made with reference to a Management Agreement of even date herewith (the "Management Agreement") between INMD and P.C., and with reference to an Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement") between INMD and Bay Area Fertility Medical Group, a California professional partnership ("Partnership").


         A. Galen and Arnold Jacobsoon, M.D. and Louis N. Weckstein, M.D. (collectively, "Physicians") are the sole shareholders of P.C., which owns all of the good will of the Partnership, the entity through which Physicians exclusively conducted their practice of medicine prior to the formation of P.C.


         B. Pursuant to the Management Agreement and the Asset Purchase Agreement, INMD has transferred to the Physicians or entities representing the Physicians cash in excess of $1,500,000 and stock in INMD valued at $500,000.

         C. The services Physicians have offered through the Partnership and intend to offer through P.C. are unique in terms of how these services are rendered and the relative unavailability of similar services from other physicians, and in terms of Physicians' reputation, and involve both medical professional and technical services. Through INMD's resources, the parties intend to maintain and enhance the technology which Physicians offer through P.C.

         D. Physicians intend that P.C. be the entity through which they henceforth conduct their practice of medicine, and have entered into an Agreement Among Shareholders (the "Stock Purchase Agreement") and a Shareholders Employment Agreement effective on or about January 7, 1997, between and among Physicians and P.C. This Agreement is also made with reference to those agreements, which define Galen 's and the other Physicians' respective rights and responsibilities with respect to P.C. and their medical practices, including but not limited to governance and compensation terms, a stock buy-sell agreement and a covenant not to compete.




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         E. While it is the  objective of the parties to this  Agreement and the above-referencedagreements that the P.C. expand its presence, hire additional and replacement physicians, and otherwise seek to maintain and establish good will apart from the continued full-time commitment of each of Galen and each of the other Physicians, the parties also acknowledge that at present the identity of P.C. is not institutional, but rather is co-extensive with the individual practices of its current owners.

         F. Galen recognizes that the success of P.C. and of INMD's investment in administrative and technologic resources depends on his commitment and the commitment of each of the other Physicians to continue to practice medicine exclusively through P.C. INMD has made substantial payments to Galen and the other Physicians to assure their availability and dedication to P.C. and has made and plans to make a substantial investment in equipment and other resources for P.C. in reliance on the ability to amortize such investments based on such assurances from Galen and each of the other Physicians.

         G. The purpose of this Agreement is to assure INMD that its payments and commitment of resources is supported by the commitment of Galen to exerting his best efforts to support the operation of P.C. under its Management Agreement with INMD. Galen acknowledges that each of the Physicians has executed a similar agreement with INMD.

         Therefore, INMD, P.C., and Galen agree as follow:

         1. Term and Termination. This Agreement shall have the same term as the Management Agreement.

         2. P.C. as Representative of Galen 's Interests. Galen acknowledges that INMD is entering into the Management Agreement with P.C. upon Galen 's stipulation that P.C. represents his entire medical practice. It is agreed, therefore, that for purposes of assuring continuity of the commitments under the Management Agreement, that P.C. is deemed the alter ego of Galen , with specific rights and responsibilities existing between Galen and INMD, as set forth herein. However, this Agreement shall not serve as evidence to justify a claim by INMD that Galen is liable on an alter ego theory for sums owed by P.C. under
Section 9.1 of the Management Agreement

         3. Repayment of Rateable Portion of Right to Manage Fee.

              a. Pursuant to Article 7 of the Management Agreement, INMD has paid P.C., for the benefit of Physicians, a Right to Manage Fee in the sum of $1,000,000 cash and $500,000 in INMD stock and pursuant to the Asset Purchase Agreement has paid to Partnership, also for the benefit of Physicians, the sum of $500,000 for the name "Bay Area Fertility," said $2,000,000 being referred to herein as the "Payment at Closing.". If, during the first five (5) years of this Agreement, Galen should cease to practice medicine through P.C., except as a result of death or disability, Galen shall be obligated to forthwith pay to INMD one-third of the portion of the Payment at Closing, calculated in accordance with Section 9.1.3 of the Management Agreement that would be payable by P.C. if the Management Agreement terminated as of the date Galen ceased to practice medicine at P.C.'s offices. Said repayment shall also be due in the event of a reduction in Galen 's availability to provide the services that he currently provides, e.g., if Galen reduced his medical office hours from four-and-two-thirds days per week to three- and-two-thirds days per week the additional multiplier would be twenty-one and four-tenths percent (21.4%), and if he increases his vacation from nine weeks per year to ten weeks per year, the additional multiplier would be eleven percent (11%), in each case multiplied by the amount that would be paid had Galen totally ceased work for P.C. at that time. Galen may pay up to 25% of the sums due INMD under this paragraph in the form of INMD stock, at its then fair market value. Payments to INMD under this paragraph shall not entitle Galen to any interest in the assets of P.C. or INMD.


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              b. The parties  acknowledge  that through an effective  transition plan, P.C. may add another physician to its practice so that Galen 's retirement or other reduction in his availability to P.C. does not adversely affect INMD revenues under the Management Agreement, but that there are no assurances of such a transition's success. Galen may request INMD to waive or reduce his repayment obligation by submitting a written transition plan to INMD for its consideration. Galen shall submit such a transition plan as soon as possible if he plans to reduce his availability to P.C., but in no event less than six months before the reduction in his availability. It is expected that such a plan shall be modified as the result of discussions among Galen , P.C., and INMD, that INMD's acceptance of the plan shall be in accordance with the Management Agreement, and that its agreement to waive or reduce Galen 's repayment obligation shall be mostly, if not wholly, contingent upon the economic results of the implementation of the plan and shall be secured by sums owed Galen by P.C. and P.C.'s shareholders. Approval of the request shall be discretionary for INMD, but shall not be unreasonably withheld.

              c. Galen may assign all or a portion of his payment obligations under this Section to a new or an existing shareholder of P.C. who has executed the agreements with P.C. and INMD contemplated by this Agreement, subject to INMD's written consent, which shall not be unreasonably withheld. Such assignment shall be reflected in the Personal Responsibility Agreement signed by the new shareholder of P.C. and in an amendment to this Agreement.

         4. P.C.'s Compliance with the Management Agreement. Galen agrees to exert his best efforts to cause P.C. to fulfill each of its obligations under the Management Agreement.

         5. Stock Purchase Agreement and Shareholders Employment Agreement.

              a. P.C. agrees to exert its best efforts to: (I) comply with the terms of the Stock Purchase Agreement and Shareholders Employment Agreement which, if P.C. does not comply, would excuse Galen or any of the other Physicians or other physician employees or shareholders of P.C. from complying with his covenant not to compete with P.C., his assignment of all Professional Revenues to P.C. and other terms confirming that physician's commitment to practicing medicine solely through P.C. for a period of not less than five (5) years and thereafter not to terminate his employment without cause on less than 180 days written notice (the "Exclusive Practice Covenants") and (ii) enforce with respect to each of the Physicians and other physician employees and shareholders of P.C. the Exclusive Practice Covenants and Galen agrees to exert his best efforts to cause P.C. to comply with each of the aforementioned obligations.

              b. P.C. and Galen further agree that INMD is a third party beneficiary of the Exclusive Practice Covenants with respect to Galen and the other Physicians and that the Exclusive Practice Covenants, in the form that is then most recently approved by INMD, are hereby incorporated in this Agreement by reference and may be enforced by INMD as well as by P.C. P.C. and Galen further agree that the Exclusive Practice Covenants and any other terms of the Stock Purchase Agreement and Shareholders Employment Agreement may not be amended or modified in a way which may adversely affect the interests of INMD, including without limitations its rights under the Management Agreement, without thirty (30) days prior written notice to INMD and the written consent of INMD, which consent shall not be unreasonably withheld.


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         6. Scope of  Covenant  Not to  Compete.  Galen and P.C.  agree that the scope and term of Galen 's covenant not to compete, insofar as it is for the benefit of INMD, shall be as follows:

              a. The term of the covenant not to compete (the Non-Competition Period") shall be not less than the greater of five (5) years of employment of Galen by P.C. or three (3) years after the termination of the Shareholders Employment Agreement, whichever is greater, but in no event shall extend beyond the first ten (10) years of employment of Galen by P.C., that employment being deemed to have begun, for purposes of this Agreement, on the initial effective date of this Agreement.

              b. The geographic scope of the covenant not to compete (the "Service Area") is twenty-five (25) miles from any offices maintained by P.C. for the rendition of professional or other medical services to patients during the last year of Galen 's employment by P.C. or replacements of said offices (the "Current Medical Offices") or offices which it planned to establish or acquire during that year and in fact did establish or acquire within one year after the termination of Galen 's employment (a "Planned Medical Office"). An office shall be deemed to have been a Planned Medical Office if P.C. had substantial plans to open such office in that city or area prior to such date, which plans were discussed at meetings of the Board of Directors or committees of P.C. which were attended by Galen or minutes of which, whether in draft or approved form, were provided to Galen , whether or not P.C. entered into leases, ordered equipment, or secured regulatory approval prior to the termination date.

              c. During the Non-Competition Period, Galen agrees that he shall not advertize or market Infertility Services, engage in the practice of medicine, or directly or indirectly, own, operate, be employed by, be an agent of, act as a consultant for. allow his name to be used by, or have a proprietary interest in, any Medical Practice which is competitive with P.C., or would be competitive with P.C. if P.C. continued to operate, including but not limited to a Medical Practice which owns, operates, contracts with or manages Medical Offices within twenty-five (25) miles of a Current Medical Office or Proposed Medical Office of P.C..

              d. For purposes of this Section, the following definitions shall apply:

                 (1) The  term  "Medical  Practice"  shall  include  any form of organization in which Infertility Services, gynecological services, or other medical diagnostic, care or treatment services are provided to patients of the Medical Practice or of other physicians, including but not limited to a sole proprietorship, a partnership, an association, a professional corporation, a business corporation, or a limited liability partnership or corporation, a laboratory, an outpatient clinic, a practice management company or medical services organization (or MSO). However, ownership of less than 1% of the outstanding securities of any class of a medical management or managed care organization traded on a national securities exchange or the NASDAQ National Market System will not be deemed to be engaging, solely by reason thereof, in the same business.



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                 (2) The term  "Medical  Office"  includes any location at which the professional or technical component of Infertility Services are provided and any other location which a Medical Practice maintains for patient visits.

              e. Separability. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section is invalid or unenforceable, each Party agrees that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of time within which the judgment may be appealed.

              f. Clarification of Scope of Non-Competition Covenant. This Agreement is not intended to prohibit the personal performance of medical care by Physician on behalf of P.C., provided those services are for patients of P.C., nor prohibit Physician from fulfilling his contract with P.C., nor prohibit the Physician from holding any position on the medical staff of any acute care hospital or the teaching staff of any university.

              g.  Acknowledgments.  P.C., INMD and Galen each acknowledges that:
(I) the terms set forth in this Section are necessary for the reasonable and proper protection of the interests of P.C. and INMD; (ii) each and every covenant and restriction is reasonable with respect to such matter, length of time and geographical area; (iii) this Agreement, and this Section in particular, shall be enforceable notwithstanding any dispute as to the sums and timing of payments to Galen or other disputes under this Agreement or the Stock Purchase Agreement or the Shareholders Employment Agreement; and (iv) the P.C. and INMD have been induced to enter into this Agreement and their other respective agreements with Galen , in part, due to the representation by Galen that he will abide by and be bound by the aforesaid covenants and restraints.

         7. Commitment to Pay Management Fees. Galen has agreed in the Stock Purchase Agreement and Shareholder Employment Agreement not to compete with P.C. during the term of his employment by P.C. and for at least three (3) years thereafter, and recognizes that in the event that he should compete with P.C., INMD would suffer damages in addition to the loss of Galen 's unique services. Galen therefore agrees that during the term of his Shareholders Employment Agreement with P.C., and during the Non-Competition Period thereafter, he shall be obligated, with respect to each month in which he renders services which earn Physician and other Professional Revenues, as defined in the Management Agreement, that are not assigned to and collected by P.C., or offers services or assists other persons in offering services in the Service Area which are similar to any of those offered by P.C. or planned to be offered by P.C. while he was still a director, officer or shareholder of P.C. or active in providing services on behalf of P.C., he shall owe INMD management fees equal to one-twelfth of:

              a. One-third of the Cost of Services as defined in the Management Agreement, which are incurred in the twelve months preceding the first month in which INMD, in the reasonable exercise of its discretion, concludes that Galen was engaging in such competitive acts so as to materially adversely affect P.C.'s operations (the "Pre-Competition Period").



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



              b. One-third of the Base Management Fee which INMD earned during the Pre- Competition Period.

              c. One-third of any other fees earned by INMD under the Management Agreement during the Pre-Competition Period.

              d. One-third of any advances or other payments owed by P.C. to INMD at the end of the Pre-Competition Period.

These fees shall be payable notwithstanding the dissolution, insolvency, receivership or bankruptcy of P.C. and any breach of P.C.'s contracts with Galen occasioned by such dissolution, insolvency, receivership or bankruptcy.

         8. New Shareholders. P.C. and Galen shall require each new Shareholder of P.C. to enter into an agreement with INMD on substantially the same terms as this Agreement. Any reallocation of responsibility for repayment under Section 1 of this Agreement and the parallel provision in the Asset Purchase Agreement shall be set forth in the new shareholder's Personal Responsibility Agreement and in an amendment to this Agreement.

         9. Force Majeure. No party shall be liable to the other party for failure to perform any of the services required under this Agreement in the event of a strike, lockout, calamity, act of God, unavailability of supplies, or other event over which such party has no control, for so long as such event continues and for a reasonable period of time thereafter, and in no event shall such party be liable for consequential, indirect, incidental or like damages caused thereby.

         10. Equitable Relief. Without limiting other possible remedies available to a non-breaching party for the breach of the covenants contained herein, injunctive or other equitable relief shall be available to enforce those covenants, such relief to be without the necessity of posting bond, cash or otherwise. If any restriction contained in said covenants is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions therein shall be enforced independently of each other.

         11. Confidential Information. Galen acknowledges and agrees to maintain the confidentiality of INMD and P.C. Confidential Information as defined in the Management Agreement and in any agreements he may have with P.C., and that any notice to INMD that documents or other information, however maintained, is Confidential Information, shall be deemed, for purposes of this Agreement, to be notice to him that it is Confidential Information.

         12. Prior Agreements; Amendments. This Agreement, together with the Management Agreement and the other agreements referenced herein, supersedes all prior agreements and understandings between the parties as to the subject matter covered hereunder, and this Agreement may not be amended, altered, changed or terminated orally. No amendment, alteration, change or attempted waiver of any of the provisions hereof shall be binding without the written consent of the parties, and such amendment, alteration, change, termination or waiver shall in no way affect the other terms and conditions of this Agreement, which in all other respects shall remain in full force.


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         13.  Assignment;  Binding  Effect.  This  Agreement  and the rights and obligations hereunder may not be assigned without the prior written consent of the parties, and any attempted assignment without such consent shall be void and of no force and effect, except that INMD may assign this Agreement to any subsidiary or affiliate of INMD without the consent of Galen . The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties' respective heirs, legal representatives, successors and permitted assigns.

         14. Waiver of Breach. The failure to insist upon strict compliance with any of the terms, covenants or conditions herein shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California to the fullest extent permitted by law, without regard to the application of conflict of law rules. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, shall be determined by binding arbitration in the State of California, County of Contra Costa or
Alameda (hereinafter "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to either (I) JAMS/Endispute or
(ii) the American Arbitration Association, and the rules of commercial arbitration of the selected entity shall govern, except with regard to actions for injunctive relief. The Arbitration shall be conducted and decided by three
(3) arbitrators, unless the parties mutually agree in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the arbitrators shall have no authority to change or modify any provision of this Agreement, including without limitation, any liquidated damages provision. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel Arbitration, confirm or vacate an arbitral award or otherwise enforce this paragraph shall be brought either in the Courts of the State of California or the United States District Court for the Northern District of California, to whose jurisdiction for such purposes the parties hereby irrevocably consent and submit.

         16. Separability. If any portion of the provisions hereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby, and each portion or provision of this Agreement shall be valid and enforced to the fullest extent permitted by law, but only to the extent the same continues to reflect fairly the intent and understanding of the parties expressed by this Agreement taken as a whole.

         17. Headings; Capitalized Terms. Section and paragraph headings are not part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. The term "Infertility Services" and any other capitalized term which is not defined in this Agreement shall have the same definition it has in the Management Agreement.

         18. Notices. Any notice hereunder shall have been deemed to have been given only if in writing and either delivered in hand or sent by registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other commercial expedited delivery service, with all postage and delivery charges prepaid, to the addresses set forth below:


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




                  If for INMD at:

                  IntegraMed America, Inc.
                  One Manhattanville Road
                  Purchase, NY 10577-2100
                  Attention: Judith Connell, Vice President

                  With a copy to:

                  IntegraMed America, Inc.
                  One Manhattanville Road
                  Purchase, NY 105277-2100
                  Attention:  Claude White, General Counsel

                  If for Galen  at:

                  Donald I. Galen , M.D.
                  5491 Blackhawk Drive
                  Danville, California 94506.

                  If for P.C. at:

                  Bay Area Fertility And Gynecology Medical Group
                  5601 Norris Canyon Road, Suite 300
                  San Ramon, California 94583
                  Attention:  President

                  With a copy to:

                  Frank Gamma, Esq.
                  Charles Bond & Associates
                  821 Bancroft Way
                  Berkeley, California 94710-0226

         Any party hereto, by like notice to the other party, may designate such other address or addresses to which notice must be sent.





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

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


INTEGRAMED AMERICA, INC.,
A DELAWARE CORPORATION


BY:  /s/ Dwight Ryan
     --------------------------
     DWIGHT P. RYAN
ITS: Vice President and CFO


     DONALD I. GALEN, M.D.

     /s/ Donald Galen
     ---------------------------------------
     DONALD I. GALEN , M.D.


BAY AREA FERTILITY AND GYNECOLOGY MEDICAL GROUP,  INC.,
A CALIFORNIA PROFESSIONAL CORPORATION



BY:  /s/ Arnold Jacobson
     -------------------------------
     ARNOLD JACOBSON, M.D.
ITS: President



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